EXHIBIT 10.4

FIRST CALIFORNIA BANCSHARES

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.01 Synopsis. This document sets forth the Supplemental Executive Retirement Plan (the “Plan”), established and maintained by First California Bancshares (“Bancshares”) pursuant to an Employment Agreement with Ronald W. Bachli (the “Participant”). Under the Plan if the Participant retires after completing five years of employment after January 1, 2003, the Participant will receive a benefit following retirement of $200,000 per year for ten years. Early Retirement, disability, death, and Change of Control benefits are also provided. Benefits shall be paid from the general funds of Bancshares or from a grantor trust established by Bancshares. The Plan Administrator (as defined in Section 4.01) shall interpret and implement this Plan.

ELIGIBILITY AND PARTICIPATION

2.01 Eligibility. The only Participant hereunder shall be Ronald W. Bachli.

BENEFITS

3.01 Benefits. This Plan incorporates and provides the so-called “Retirement Benefits” specified in the Employment Agreement between the Participant and Bancshares made and entered into as of January 1, 2003 (the “Employment Agreement”). The pertinent provisions of the Employment Agreement are set forth in Appendix A hereto and are hereby incorporated by reference. Such provisions of Appendix A supercede the Employment Agreement in so far as it relates to such retirement benefits. Accordingly, the provisions of the Plan including Appendix A and not such Employment Agreement shall govern the Participant’s entitlement to retirement benefits.

3.02 Death Benefit. The Participant may designate a Beneficiary to receive payments in the event of the Participant’s death (the “Designated Beneficiary”). The designation shall be in writing and delivered to the Plan Administrator. The Designated Beneficiary may include one or more persons, trusts or organizations. If no effective written designation is made, the Designated Beneficiary shall be the Participant’s spouse, if married on the date of death, and if not so married, shall be the Participant’s estate.

ADMINISTRATIVE PROVISIONS

4.01 Plan Administrator. The Plan Administrator shall have discretion to operate, interpret, and implement the Plan provided that the Plan shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. The Plan Administrator shall be an individual or committee appointed by the Board of Directors of Bancshares or, if no such individual or committee is so appointed, the Board of Directors of Bancshares shall be the Plan Administrator. The Plan Administrator’s decisions and determinations (including determinations of the meaning and reference of terms used in the Plan) shall be conclusive upon all persons.

4.02 Alienation of Benefits. Benefits are not subject to alienation, anticipation or assignment by the Participant or the Designated Beneficiary and are not subject to being attached or reached and applied by any creditor of the Participant or the Designated Beneficiary.

4.03 Withholding. Bancshares reserves the right to withhold from payment of contributions or benefits such amount of income, payroll, and other taxes as required by law.

4.04 Source of Benefits. Benefits shall be paid from the general assets of Bancshares provided that Bancshares shall also establish a grantor trust and make contributions thereto for purposes of providing benefits hereunder. Neither Participant nor the Designated Beneficiary shall have a right to a benefit hereunder or under said trust greater than that of an unsecured general creditor of Bancshares.

4.05 Intent. This Plan is intended to be unfunded and maintained by Bancshares primarily for the purpose of providing deferred compensation for no more than a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Benefits are intended not to be taxable to a Participant under the Internal Revenue Code of 1986 as amended (the “Code”) until paid. This Plan shall be construed and interpreted in a manner consistent with the foregoing intentions.

4.06 Governing Law. The Plan shall be governed by the law of the State of California, without regard to its provisions for conflicts of laws, to the extent that it is not preempted by federal law.

4.07 Effective Date. The Plan shall be effective as of January 1, 2003.

4.08 Plan Year. The Plan Year shall be the 12-month period ending December 31. The initial Plan Year shall be the 12-month period ending December 31, 2003.

4.09 Entire Agreement. This Plan constitutes the entire agreement of Bancshares with respect to the subject matter thereof except as provided in the Employment Agreement between Bancshares and Participant and as provided in any grant or trust described in the first sentence of Section 4.04, and cannot be modified by any oral statement or otherwise except as provided in Section 4.10.

4.10 Amendment or Termination. Bancshares reserves the right to terminate or amend the Plan, in whole or in part, at any time, but only by a written instrument signed by Bancshares and the Participant (or if the Participant is not living, the Designated Beneficiary).

4.11 No Contract of Employment. The Plan shall not constitute an express or implied contract of employment between Bancshares and the Participant.

4.12 Successors; Change of Control.

(a) The Plan shall inure to the benefit of the Participant and be enforceable by the Participant’s legal representatives.

(b) The Plan shall inure to the benefit of and be binding upon Bancshares and its successors and assigns.

(c) Bancshares will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Bancshares to assume expressly and agree to perform the Plan in the same manner and to the same extent that Bancshares or any of its affiliated companies would be required to perform it if no such succession had taken place. As used in the Plan, “Bancshares” shall mean Bancshares as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform the Plan by operation of law, or otherwise. As used in the Plan, the term “affiliated companies” shall include any company controlled by, controlling or under common control with Bancshares.

4.13 Receipts and Release. Any payment to the Participant or Designated Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims against Bancshares (or any affiliate thereof) for any reason, and the Plan Administrator may require the Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If the Participant or Beneficiary is determined by any physician who is satisfactory to the Plan Administrator to be incompetent by reason of physical or mental disability to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit upon execution of such a receipt and release, but without responsibility on the part of the Plan Administrator or Bancshares or the Trustee to follow the application of such funds.

CLAIMS PROCEDURE

5.01 Claims and Review. All inquiries and claims respecting the Plan shall be in writing and shall be directed to the Plan Administrator at such address as may be specified from time to time.

(a) Claims. In the case of a claim respecting a benefit under the Plan, a written determination allowing or denying the claim shall be furnished by the Plan Administrator to the claimant promptly upon receipt of the claim. A denial or partial denial of a claim shall be dated and signed by the Plan Administrator and shall clearly set forth: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the review procedure set forth below.

If no written determination is furnished to the claimant within thirty (30) days after receipt of the claim, then the claim shall be deemed denied and the thirtieth (30th) day after such receipt shall be the determination date.

(b) Review. A claimant may obtain review of an adverse determination by filing a written notice of appeal with the Plan Administrator within sixty (60) days after the determination date or, if later, within sixty (60) days after the receipt of a written notice denying the claim. Thereupon the Plan Administrator shall appoint one or more persons who shall conduct a full and fair review, which shall include the right: (1) to be represented by a spokesman; (2) to present a written statement of facts and of the claimant’s interpretation of any pertinent document, statute or regulation; and (3) to receive a prompt written decision clearly setting forth findings of fact and the specific reasons for the decision written in a manner calculated to be understood by the claimant and containing specific references to pertinent Plan provisions on which the decision is based. A decision shall be rendered no more than sixty (60) days after the request for review, except that such period may be extended for an additional sixty (60) days if the person or persons reviewing the claim determine that special circumstances, including the advisability of a hearing, require such extension. The Plan Administrator may appoint itself, one or more of its members, or any other person or persons whether or not connected with Bancshares to review a claim.

(c) Arbitration. If the Participant’s claim is denied under (a) and (b) above, then the Participant’s sole recourse shall be to submit the claim to binding arbitration under Section 18 of said Employment Agreement.

EXECUTED this 14 day of MAY, 2003.

FIRST CALIFORNIA BANCSHARES

	By:	/s/ ROBERT J. KUSHNER
Robert J. Kushner Chairman of the Compensation Committee of the Board of Directors

Agreed and Accepted:		RONALD W. BACHLI, Participant

/s/ RONALD W. BACHLI
Signature

5/20/03
Date

FIRST CALIFORNIA BANCSHARES

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Death Beneficiary Designation Form

Name of Plan
Participant:	Ronald W. Bachli

Address:

Social Security Number: - - .

Pursuant to the Plan, I hereby make the following designation(s) in the event of my death:

Primary Beneficiary:

Name:

Address:

Social Security Number: - -

Relationship:

Contingent Beneficiary:

Name:

Address:

Social Security Number: - -

Relationship:

If no effective written beneficiary designation is made, my beneficiary shall be my spouse if I am married on the date of death and if not, my estate.

EXECUTED this day of , 2003.

Participant’s Signature

Appendix A

Provisions of Employment Agreement dated January 1, 2003 between First

California Bancshares and Ronald W. Bachli relating to Retirement Benefits

THIS AGREEMENT (the “Agreement”) is made and entered into as of January 1, 2003 (the “Effective Date”) by and between FIRST CALIFORNIA BANCSHARES, a California corporation (the “Company”) and RONALD W. BACHLI (the “Executive”) (collectively sometimes referred to as the “Parties”).

2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Company, subject to the terms and conditions of this Agreement for a term of three (3) years commencing January 1, 2003, continuing until December 31, 2005, unless earlier terminated as provided in Section 3 or timely notice of extension is not given by the Company as further provided in this Section 1. The original term and any extended term shall be extended for a one (1) year period if notice of such extension is given by the Company to the Executive at least 60 days prior to the expiration of the first year of the original term or each subsequent year of the original term or any renewal term. If notice of extension is not given by Company at least 60 days prior to the expiration of the first year of the original term or each subsequent year of the original term or any renewal term, then this Agreement will be deemed to have been terminated by the Company other than for Cause, Change in Control, Death or Disability and the Company’s obligations to the Executive shall be as set forth in Section 4(a) hereof. By way of example, if timely notice of extension is given prior to November 2, 2003, the term of employment shall be extended for one year to December 31, 2006. By way of further example, if timely notice of extension is not given by the Company to the Executive prior to November 2, 2003, this Agreement will be deemed to have been terminated by the Company other than for Cause, Change in Control, Death or Disability and the Company’s obligations to the Executive shall be as set forth in Section 4(a) hereof. The period of the Executive’s employment hereunder within the original term and any renewal terms is herein referred to in this Agreement as the “Employment Period.”

3. Terms of Employment.

(a) Position and Duties.

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(b) Compensation.

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(vi) Retirement. The Company shall pay to the Executive a retirement benefit of $200,000 per year for a period of ten years, commencing as of the later of: (1) the first day of the month following the Executive’s retirement from the Company, or (2) January 1 following the Executive’s 67th birthday provided that, except as expressly provided in section 4 herein below, such retirement benefits shall vest at the rate of twenty percent

(20%) per year commencing as of the effective date of this Agreement. The retirement benefits shall be payable in semi-monthly installments (calculated by multiplying the Executive’s vested percentage by $200,000) in accordance with the Company’s normal payroll procedures, less payroll taxes and withholding required by federal, state or local law and any additional withholding to which the Executive agrees in writing. Alternatively, the Executive may elect to receive the economic equivalent (e.g., life insurance policy) of the semi-monthly installments if such election is made within six (6) months of the effective date of this Agreement The receipt of any benefit under this economic equivalent alternative will occur no earlier than would the first payment under the semi-monthly installment alternative. Notwithstanding the foregoing, upon the death or disability of the Executive during the Employment Period, the Executive’s retirement benefits shall begin on January 1 following the date the Executive has reached or would have reached 67. Payment of such retirement benefits in the event of the Executive’s death shall be made to Executive’s estate or beneficiary as provided in Section 4(c) hereof. If and to the extent the Company designates specific corporate assets as the source from which payments under this Section 2(b)(vi) will be paid, such assets will remain under the Company’s dominion and control, and will be subject to the claims of its general creditors. In such event, the Company shall transfer such assets to a “rabbi trust” that satisfies the guidelines of Revenue Procedure 92-64, 1992-2 CB 422. If and to the extent the Company transfers such assets to a rabbi trust, it is the intention of the parties that such trust be treated as a “grantor” trust for federal income tax purposes, and that the income of the trust be treated as the Company’s income, pursuant to Subtitle A, Chapter 1, Subchapter J, Subpart E, of the Internal Revenue Code of 1986, as amended (the “Code”).

4. Termination of Employment.

(a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give the Executive written notice in accordance with Section 17(e) of this Agreement of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, the “Disability” of the Executive has occurred if the Executive is not able, as a result of an illness or other physical or mental disability, to perform the essential functions of his position as required by this Agreement for a period of ninety (90) consecutive days or in excess of one hundred eighty (180) days in any one (1) year period, notwithstanding reasonable accommodation by the Company to the Executive’s known physical or mental disability, solely in accordance with, and to the extent required by, the Americans with Disabilities Act, 29 U.S.C. sections 12101-213 or any other state or local law governing the employment of disabled persons (the “ADA”) provided such accommodation would not impose an undue hardship on the operation of the Company’s business or a direct threat to the Executive or others pursuant to the ADA.

(b) Cause. The Company may terminate the Executive’s employment for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean:

(i) Any act of material dishonesty;

(ii) Any material breach of this Agreement;

(iii) Any breach of a fiduciary duty (involving personal profit);

(iv) Any habitual neglect of, or habitual negligence in carrying out, those duties contemplated under Sections 1 and 2 of this Agreement;

(v) Any willful violation of any law, rule or regulation, which, by virtue of bank regulatory restrictions imposed as a result thereof, would have a material adverse effect on the business or financial prospects of the Company;

(vi) Any conviction of any felony which may be reasonably interpreted to be harmful to the Company’s reputation;

(vii) The requirement to comply with any final cease-and-desist order or written agreement with any applicable state or federal bank regulatory authority which requests or orders the Executive’s dismissal or limits the Executive’s employment duties;

(viii) Any conduct which constitutes unfair competition with the Company or any parent company, shareholder, subsidiary, division or affiliate thereof; or

(ix) The inducement of any client, customer, agent or employee to break any contract or terminate the agency or employment relationship with the Company or any parent company, shareholder, subsidiary, division or affiliate thereof.

Termination for Cause by the Company shall not constitute a waiver of any remedies that may otherwise be available to the Company under law, equity, or this Agreement.

(c) Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, “Good Reason” shall mean in the absence of a written consent of the Executive:

(i) The assignment to the Executive of duties inconsistent with the Executive’s status as Chairman of the Board and Chief Executive Officer of the Company or a substantial adverse alteration in the nature or stature of the Executive’s responsibilities from those described herein, which is not cured by the Company within seven (7) business days after the Executive delivers written notice to the Company of such assignment or alteration;

(ii) A reduction by the Company of the Executive’s then current Base Salary;

(iii) Any material breach by the Company of any provisions of this Agreement, which breach is not cured by the Company within seven (7) business days after the Executive delivers written notice of such breach to the Company.

(iv) the Company’s requiring the Executive to be based at any office location outside of Sacramento, California or San Francisco, California;

(v) any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; and

(vi) any failure by the Company to comply with and satisfy Section 14(c) of this Agreement.

(d) Change in Control. The Executive may terminate this Agreement upon a Change in Control of the Company, provided that the Executive provides Notice of Termination pursuant to Section 3(e) of this Agreement not later than two (2) years after the Change in Control occurs. “Change in Control” shall mean

(i) The consummation of a plan of dissolution or liquidation of the Company;

(ii) The consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the shareholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation (the “Surviving Corporation”) and the individuals who were members of the Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least 50% of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation; or (B) the Company is reorganized, merged or consolidated with a corporation in which any shareholder owning at least 50% of the combined voting power of the outstanding voting securities of the Company immediately prior to such reorganization, merger or consolidation, owns at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation;

(iii) The sale of all or substantially all of the assets of the Company to another person or entity;

(iv) The acquisition of beneficial ownership of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another person or entity.

(e) Notice of Termination. Any termination by the Company whether for Cause or otherwise, or by the Executive for Good Reason or otherwise, shall be communicated by Notice of Termination to the other Party hereto given in accordance with Section 17(e) of this

Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; and (ii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(f) Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by reason of the Company’s failure to give notice of extension as provided in Section 1 at least 60 days prior to the expiration of the first year of the original term or any subsequent year of the original term or any renewal term, then the Date of Termination shall be one business day after the last day for the Company to give timely notice of extension; (ii) if the Executive’s employment is terminated by the Company for any reason other than failure to given notice of extension, death or Disability, or by the Executive for Good Reason or incident to a Change in Control, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be; (iii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be; and (iv) if the Executive terminates his employment other than for Good Reason, the Date of Termination shall be 30 days after the date of Notice of Termination, unless the Company, at its option, chooses an earlier date.

5. Obligations of the Company upon Termination.

(a) Good Reason; Other Than for Cause, Change in Control, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive’s employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason (other than incident to a Change in Control):

(i) the Company shall pay to the Executive a lump sum payment calculated to consist of the Executive’s then current Base Salary, as defined in Section 2(b)(i), for the period commencing on the day after the Date of Termination, and for the remaining term of the Employment Period, as defined in Section 1 (less payroll taxes and withholding required by any federal, state or local law, any additional withholding to which the Executive has agreed, and any outstanding obligations owed by the Executive to the Company). No portion of such amount shall be payable until eight days after delivery to the Company of a duly executed Release in the form of Exhibit “A” hereto.

(ii) the Company shall pay to the Executive the retirement benefit provided for pursuant to Section 2(b)(vi) hereof for a period often years (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), commencing as of the first day of the month following the termination of the Executive’s employment pursuant to Section 3(c) hereof. If the retirement benefits are paid under this Section 4(a)(ii), the vesting schedule provided in Section 2(b)(vi) hereof will be accelerated and the Executive shall become fully vested in such retirement benefits. The retirement benefits shall be payable in semi-monthly installments in accordance with the Company’s normal payroll procedures (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), less payroll taxes and withholding required by federal, state or local law and any additional withholding to which the Executive agrees in writing. No portion of the otherwise non-vested retirement benefit shall be payable until eight days after delivery to the Company of a duly executed Release in the form of Exhibit “A” hereto.

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The benefits specified in Sections 4 (a)(i) through 4(a)(iii) above shall constitute liquidated damages in lieu of any and all claims by the Executive against the Company and each of its parent companies, shareholders, subsidiaries, divisions and affiliates, and each of their respective directors, partners, members, officers, employees and agents, arising out of this Agreement or out of the employment relationship or termination of the employment relationship between the Executive and the Company, and shall be in full and complete satisfaction of any and all rights which the Executive may enjoy hereunder, and are expressly conditioned upon receipt by the Company of an executed, unconditional Release from the Executive in the form of Exhibit “A”.

(b) Change in Control. In the event of a Change in Control and, during the two (2) year period following such Change in Control, the Executive terminates employment with the Company (pursuant to Section 3(d)):

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(ii) the Company (or its successor) shall pay to the Executive the retirement benefit provided for pursuant to Section 2(b)(vi) hereof for a period often years (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), commencing as of the first day of the month following the termination of the Executive’s employment pursuant to Section 3(d). If the retirement benefits are paid under this Section 4(b)(ii), the vesting schedule provided in Section 2(b)(vi) hereof will be accelerated and the Executive shall become fully vested in such retirement benefits. The retirement benefits shall be payable in semi-monthly installments in accordance with the Company’s (or its successor’s) normal payroll procedures (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), less payroll taxes and withholding required by federal, state or local law and any additional withholding to which the Executive agrees in writing. No portion of the otherwise non-vested retirement benefit shall be payable until eight days after delivery to the Company of a duly executed Release in the form of Exhibit “A” hereto.

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The payments specified in Sections 4 (b)(i) through 4(b)(iii) above shall constitute liquidated damages in lieu of any and all claims by the Executive against the Company and each of its parent companies, shareholders, subsidiaries, divisions and affiliates, and each of their respective directors, partners, members, officers, employees and agents, arising out of this Agreement or out of the employment relationship or termination of the employment relationship between the Executive and the Company, and shall be in full and complete satisfaction of any and all rights which the Executive may enjoy hereunder, and are expressly conditioned upon receipt by the Company of an executed, unconditional Release from the Executive in the form of Exhibit “A”.

(c) Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Employment Period, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement, other than for payment of . .. . the retirement benefit provided for pursuant to Section 2(b)(vi) hereof. . . . . The Company shall pay to the Executive’s estate or beneficiary, as applicable, the retirement benefit provided for pursuant to Section 2(b)(vi) hereof for a period often years (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), commencing as of the first day of the month following the Executive’s death. If the retirement benefits are paid under this Section 4(c), the vesting schedule provided in Section 2(b)(vi) hereof will be accelerated and the Executive shall become fully vested in such retirement benefits. The retirement benefits shall be payable in semi-monthly installments in accordance with the Company’s normal payroll procedures (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), less payroll taxes and withholding required by federal, state or local law and any additional withholding to which the Executive has agreed in writing. . . .

(d) Disability. If the Executive’s employment is terminated by reason of the Executive’s Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of . . . the retirement benefit provided for pursuant to Section 2(b)(vi) hereof. The Company shall pay to the Executive the retirement benefit provided for pursuant to Section 2(b)(vi) hereof for a period of ten years (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), commencing as of the first day of the month following the termination of the Executive’s employment for disability pursuant to Section 3(a). If the retirement benefits are paid under this Section 4(d), the vesting schedule provided in Section 2(b)(vi) hereof will be accelerated and the Executive shall become fully vested in such retirement benefits. The retirement benefits shall be payable in semi-monthly installments in accordance with the Company’s normal payroll procedures (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), less payroll taxes and withholding required by federal, state or local law and any additional withholding to which the Executive agrees in writing. Any and all stock options previously granted to the Executive under any stock option plan of the Company and held by the Executive at the Date of Termination shall become fully vested and shall be exercisable for a period of three (3) years after the Date of Termination. . . .

(e) Cause; Other than for Good Reason. If the Executive’s employment shall be terminated for Cause or if the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive. . . (ii) retirement benefits specified in section 2(b)(vi) hereinabove, to the extent vested as specified therein. . . .

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14. Successors.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or any of its affiliated companies would be required to perform it if no such succession had taken place. As used in this Agreement, “the Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. As used in this Agreement, the term “affiliated companies” shall include any company controlled by, controlling or under common control with the Company.

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18. Arbitration. In the event of any dispute, claim or controversy between the Executive and the Company (or its directors, officers, employees or agents) arising out of this Agreement or the Executive’s employment with the Company, both Parties agree to submit such dispute, claim or controversy to final and binding arbitration before the American Arbitration Association (“AAA”) in accordance with the AAA National Rules for the Resolution of Employment Disputes. The claims governed by this arbitration provision include, but are not limited to, claims for breach of contract, civil torts and employment discrimination such as violation of the Fair Employment and Housing Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and other employment laws.

(a) The arbitration shall be conducted by a single arbitrator selected either by mutual agreement of the Executive and the Company or, if they cannot agree, from an odd-numbered list of experienced employment law arbitrators provided by the American Arbitration Association. Each Party shall strike one arbitrator from the list alternately until only one arbitrator remains.

(b) Each Party shall have the right to conduct reasonable discovery, as determined by the arbitrator.

(c) The arbitrator shall have all powers conferred by law and a judgment may be entered on the award by a court of law having jurisdiction. The arbitrator shall render a written arbitration award that contains the essential findings and conclusions on which the award is based. The award and judgment shall be binding and final on both Parties.

(d) The Company will advance the arbitrator’s fees and costs as well as any AAA administrative fees. The Parties shall each advance the fees of their own attorneys and the expenses of their own witnesses. To the extent permitted by law, the Arbitrator may in his or her discretion award the prevailing party the reasonable legal fees and expenses incurred in the arbitration.

(e) This agreement to arbitrate shall continue during the term of employment and thereafter regarding any employment-related disputes.

(f) The Executive and the Company understand that by signing this Agreement, they give up their right to a civil trial and their right to a trial by jury.

EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (“Release”) was given to me, RONALD W. BACHLI (“the Executive”), this                      day of                         , 200  , by FIRST CALIFORNIA BANCSHARES, a California corporation (the “Company”). At such time as this Release becomes effective and enforceable (i.e., the revocation period set forth below has expired), and assuming such the Executive is otherwise eligible for payments under the terms of that certain Employment Agreement between the Executive and the Company effective as of January 1, 2003 (the “Agreement”), the Company agrees to pay the Executive, pursuant to the terms of the Agreement, (a) a single sum payment in the amount of $                     (less payroll taxes and withholding required by any federal, state or local law, any additional withholding to which the Executive has agreed, and any outstanding obligations owed by the Executive to the Company); and (b) the retirement benefit provided for pursuant to Section 2(b)(vi) of the Agreement (less payroll taxes and withholding required by any federal, state or local law, any additional withholding to which the Executive has agreed, and any outstanding obligations owed by the Executive to the Company) for a period of ten years (unless an election to receive the retirement benefit in some other manner is timely made in accordance with Section 2(b)(vi)), commencing as of the first day of the month following the termination of the Executive’s employment pursuant to Section 3(c) or 3(d) of the Agreement, such vesting schedule provided in Section 2(b)(vi) of the Agreement will be accelerated and the Executive shall become fully vested in the retirement benefits.

The Executive is also entitled to receive (i) those benefits, if any, that have vested by operation of state or federal law or under any written term of a plan (“Vested Benefits”), (ii) health care coverage continuation rights (at his own expense) under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; (iii) vesting of any stock options, as specified in the Agreement.

In consideration of the receipt of the promise to pay such amount, the Executive hereby agrees, for himself, his heirs, executors, administrators, successors and assigns (hereinafter referred to as the “Releasors”), to fully release and discharge the Company and each of its parent companies, shareholders, subsidiaries, divisions and affiliates, and each of their respective officers, partners, directors, members, managers, employees and agents, and each of their respective predecessors, successors, heirs and assigns (hereinafter referred to as the “Releasees”) from any and all claims, suits, causes of action, debts, obligations, costs, losses, liabilities, damages and demands under any federal, state or local law or laws, or contract, tort or common law, whether or not known, suspected or claimed, which the Releasors have, or hereafter may have, against the Releasees arising out of or in any way related to the Executive’s employment (or other contractual relationship) with the Company and/or the termination of that relationship. The claims released herein include claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the U.S. Pregnancy Discrimination Act, the U.S. Family and Medical Leave Act, the U.S. Fair Labor Standards Act, the U.S. Equal Pay Act, The Workers Adjustment and Notification Act, the California Fair Employment and Housing Act, and the California Labor Code. Provided, however, that this Agreement does not waive rights or claims under the Age Discrimination in Employment Act that may arise after the date this Release is executed.

It is understood and agreed that this Release extends to all such claims and/or potential claims, and that the Executive, on behalf of the Releasors, hereby expressly waives all rights with respect to all such claims under California Civil Code section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The monies to be paid to the Executive in this Release are in addition to any sums to which he would be entitled without signing this Release.

The Executive acknowledges that he has read and does understand the provisions of this Release. The Executive acknowledges that he affixes his signature hereto voluntarily and without coercion, and that no promise or inducement has been made other than those set out in this Release and that he executes this Release without reliance on any representation by any Releasee.

The Executive understands that this Release involves the relinquishment of his legal rights, and that he has the right to, and has been given the opportunity to, consult with an attorney of his choice. The Executive acknowledges that he has been (and hereby is) advised by the Company that he should consult with an attorney prior to executing this Release.

This document does not constitute, and shall not be admissible as evidence of, an admission by any Releasee as to any fact or matter.

In case any part of this Release is later deemed to be invalid, illegal or otherwise unenforceable, the Executive agrees that the legality and enforceability of the remaining provisions of this Release will not be affected in any way.

The Executive acknowledges that he has been given a period of twenty-one (21) days from receipt of this Release within which to consider this Release and decide whether or not to execute this Release. If the Executive executes this Release at any time prior to the end of the 21 day period, such early execution was a knowing and voluntary waiver of the Executive’s right to consider this Release for at least 21 days, and was due to his belief that he had ample time in which to consider this Release.

The Executive may, within seven (7) days of his execution and delivery of this Release, revoke this Release by a written document received by the Company on or before the end of the seven (7) day period. The Release will not be effective until said revocation period has expired. No payments will be made hereunder if the Executive revokes this Release.

Dated:

RONALD W. BACHLI